                           ALCO STANDARD CORPORATION

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                    (With Amendments through May 3, 1996) *













                 _____________________________________________


* Terms of the Serial Preferred Stock are described herein as of the date of adoption of the amendment authorizing the particular series. As a result of the two-for-one stock split occuring on November 9, 1996, adjusted conversion rates, redemption rates and other changes are applicable to the serial preferred stock in accordance with the adjustment provision of each series.

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                           ALCO STANDARD CORPORATION


FIRST:  The name of the Corporation shall be ALCO STANDARD CORPORATION.

SECOND: The principal office of the Corporation in the State of Ohio is to be located at Cleveland in Cuyahoga County.

THIRD: The purposes for which, and for any of which, the Corporation is formed are as follows:

          1. To develop, manufacture, service, repair, treat, finish, buy, sell and generally deal in, in every manner, articles, materials and products of every kind and description, to own, hold and deal in, in every manner, all real and personal property, and to do all things necessary or incidental to the foregoing purposes.

          2. In general to carry on any other lawful business whatsoever which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties; and to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the laws of Ohio; provided, however, that nothing contained in this Article Third shall be construed as authorizing the Corporation to carry on the business of a public utility or railroad as defined by the public utility laws of the State of Ohio.

          The Corporation reserves the right at any time and from time to time to substantially change its purposes in any manner now or hereafter permitted by statute. Any change of the purposes of the Corporation authorized or approved by the holders of shares entitled to exercise the proportion of the voting power of the Corporation now or hereafter required by statute for such authorization or approval shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

FOURTH: The number of shares which the Corporation is authorized to have outstanding is 302,095,628 consisting of 2,095,628 shares of Serial Preferred Stock of no par value (hereinafter called "Serial Preferred Stock"), and 300,000,000 shares of Common Stock of no par value (hereinafter called "Common Stock"). The shares of such classes shall have the following express terms:

                                  Division A

                  Express Terms of the Serial Preferred Stock

          1.  Series and Rank.  The Serial Preferred Stock may be issued from
              ---------------
time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 7, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c)  The annual dividend rate of the series.

          (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary.

          (h) Whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions on the issuance of shares of the same series or of any other class or series.

          The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this
Section 1.

          2.   Dividends. The holders of the Serial Preferred Stock of each
               ---------
series shall be entitled to receive, when and as declared by the Board of Directors, out of funds of the Corporation legally available for dividends, dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division, and no more, payable quarterly on the dates fixed for such series. Such dividends on each share of Serial Preferred Stock shall accrue and be cumulative, whether or not earned or declared, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

     3.   Dividends on or Distributions to Holders of Junior Stock.  So long as
          --------------------------------------------------------
any shares of Serial Preferred Stock are outstanding, the Corporation shall not
(a) declare or pay any dividends (other than dividends payable in Common Stock or other shares of the Corporation ranking junior to the Serial Preferred Stock) to holders of Common Stock or shares of the Corporation of any other class ranking on a parity with or junior to the Serial Preferred Stock, or (b) make any distributions of assets (directly or indirectly, by purchase; redemption or otherwise) to the holders of Common Stock or shares of the Corporation of any other class ranking on a parity with or junior to the Serial Preferred Stock (except in the case of shares purchased in compromise of claims or to prevent loss on doubtful debts and except in the case of shares purchased out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation, subsequent to January 1,
1968):

     (a) Unless all accrued and unpaid dividends on shares of Serial Preferred Stock, including the full dividends for the then quarterly dividend period, shall have been paid or declared and funds sufficient for payment thereof set apart; and

     (b) Unless there shall be no arrearages with respect to redemption of shares of Serial Preferred Stock from any sinking fund provided for shares of such series in accordance with provisions of Section 1 of this Division.

     4.   Voting Rights.  The holders of Serial Preferred Stock shall be
          -------------
entitled at all times to one vote for each share, and except as otherwise required by law, the holders of the Serial Preferred Stock and Common Stock of the Corporation shall vote together as one class on all matters, subject, however, to the special voting rights conferred upon the holders of the Serial Preferred Stock as hereinafter provided.

     If and when the Corporation shall be in default in the payment, in whole or in part, of each of six quarterly dividends (whether or not consecutive) accrued on any series of Serial Preferred Stock whether or not earned or declared, the holders of the Serial Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two Directors of the Corporation, to serve in addition to the Directors otherwise elected.

     Such rights to elect additional Directors may be exercised at any annual meeting of shareholders or, within the limitation hereinafter provided, at a special meeting of shareholders held for such purpose. If such default shall occur more than

90 days preceding the date of the next annual meeting of shareholders as fixed by the Regulations of the Corporation, then a special meeting of the holders of the Serial Preferred Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than 10% of the Serial Preferred Stock then outstanding, such meeting to be held within 60 days after the delivery to the Secretary of such request or such later time as may be reasonably required to obtain clearance from the Securities and Exchange Commission. Such additional Directors, whether elected at an annual meeting or at a special meeting, shall serve until the next annual meeting and until their successors shall be duly elected and qualified, unless their terms shall sooner terminate pursuant to the provisions of this Section 4. At any meeting for the purpose of electing such additional Directors, the holders of 35% of the Serial Preferred Stock then outstanding shall constitute a quorum, and any such meeting shall be valid, notwithstanding that a quorum of the outstanding shares of any other class or classes shall not be present or represented thereat. At the time of any such meeting at which a quorum shall be present, the number of Directors constituting the whole Board of Directors shall be deemed to be increased by two.

     If and when all dividends in default on the Serial Preferred Stock shall be paid or declared and funds sufficient for the payment thereof irrevocably set aside for payment, the right of the holders of the Serial Preferred Stock as a class to elect two Directors shall then cease and if any Directors were elected by the holders of the Serial Preferred Stock, as a class, the term of such Directors shall terminate, and the number of Directors constituting the whole Board of Directors shall be accordingly reduced. The above provisions for the vesting of such voting rights in the holders of the Serial Preferred Stock, as a class, shall apply, however, in case of any subsequent default or failure under this Section 4.

     The rights of the holders of Serial Preferred Stock to elect two Directors provided by this Section 4 shall, when in effect, be in lieu of, and not in addition to, all other rights otherwise held by the holders of Serial Preferred Stock to vote as a class with the Common Stock for the election of Directors.

     5.   Action Requiring Serial Preferred Stock Consent.
          -----------------------------------------------

     (a) So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not, without (i) the affirmative vote of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy, either at a special meeting called for the purpose, or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which all of the shares of Serial Preferred Stock shall vote separately as a single class, or (ii) the written consent of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding:

     A) Amend or repeal any of the provisions of the Articles or Regulations of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Serial Preferred Stock or the holders thereof.

     B) Authorize or issue any class or series of any class of the stock of the Corporation ranking prior to the Serial Preferred Stock, or authorize or issue any obligations or securities convertible into any such class.

     C) Purchase or redeem (for sinking fund purposes or otherwise) less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless all accrued and unpaid dividends on the Serial Preferred Stock, including all dividends for the then quarterly dividend period, shall have been paid or declared and funds sufficient for the payment thereof set apart, and unless all accrued sinking fund obligations applicable thereto shall have been complied with.

     D) Sell, lease or convey all or substantially all of the property or business of the Corporation, or voluntarily liquidate or dissolve the Corporation, or consolidate or merge the Corporation with or into any other corporation; provided, however, that no such class vote or consent of the holders of the Serial Preferred Stock shall be required for consolidation or merger of the Corporation if (i) each holder of shares of Serial Preferred Stock immediately prior to such consolidation or merger shall, upon the occurrence thereof, possess the same or an equivalent number of shares of the resulting corporation (which may be the Corporation or another corporation) having substantially the same or equivalent terms and provisions as the shares of Serial Preferred Stock, and (ii) the resulting corporation will have, immediately after such consolidation or merger, no stock either authorized or outstanding ranking prior to or on a parity with such shares, other than stock of the Corporation theretofore authorized ranking prior to or on a parity with the Serial Preferred Stock (or stock of the resulting corporation into which such stock of the Corporation is changed pursuant to the merger or consolidation).

     (b) So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not, without (i) the affirmative vote of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy, either at a special meeting called for the purpose, or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which all of the shares of Serial Preferred Stock shall vote separately as a single class, or (ii) the written consent of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding: A) authorize or issue any class of the stock of the Corporation ranking on a parity with the Serial Preferred Stock, with respect to the payment of dividends or upon liquidation, dissolution and winding up of the Corporation, or authorize or issue any obligations or securities convertible into any such class, or B) increase the authorized number of shares of the Serial Preferred Stock or increase the authorized number of shares of any class ranking on a parity with the Serial Preferred Stock, with respect to the payment of dividends or upon liquidation, dissolution and winding up of the Corporation, or authorize or issue any obligations or securities convertible into any such class.

     (c) So long as any shares of a series of Serial Preferred Stock shall be outstanding, the Corporation shall not, without (i) the affirmative vote of the holders of at least two-thirds of the shares of such series at the time outstanding, given in person or by proxy, either at a special meeting or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which all of the shares of such series shall vote separately as a single class, or (ii) the written consent of the holders of at least two-thirds of the shares of such series at the time outstanding, amend or repeal any of the provisions of the Articles or Regulations of the Corporation so as to affect adversely and particularly the preferences, rights, powers or privileges of such series of Serial Preferred Stock or the holders thereof.

     (d) Notwithstanding the foregoing, (i) no such vote or consent of the holders of the Serial Preferred Stock shall be required if, prior to or contemporaneously with the happening of any of the events listed in subparagraphs (a) or (b) above, provision has been made in accordance with the provisions fixed by the Directors for the redemption of all of the Serial Preferred Stock at the time outstanding and (ii) no such vote or consent of the holders of any series of Serial Preferred Stock shall be required if, prior to or contemporaneously with the happening of any of the events listed in subparagraph (c) above, provision has been made in accordance with the provisions fixed by the Directors for the redemption of all shares of such series of Serial Preferred Stock at the time outstanding.

     6.   Liquidation Rights.  In the event of the liquidation, dissolution or
          ------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of Serial Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made to the holders of Common Stock or any other class of stock junior to the Serial Preferred Stock as to rights upon liquidation, payment of the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares, plus an amount equal to all dividends accrued to the date of such payment and unpaid, whether or not earned or declared but without interest, and no more.

     If, upon any liquidation, dissolution or winding up of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Serial Preferred Stock the amounts to which they shall respectively be entitled, the holders of Serial Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Serial Preferred Stock of all series were paid in full. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section 6.

     7.   Definitions.  For the purpose of this Division:
          ------------
     Whenever reference is made to shares "ranking prior to the Serial Preferred Stock" or "on a parity with the Serial Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of any involuntary liquidation, dissolution or winding up of the Corporation are given preference over, or rank on an equality with, (as the case may be) the rights of the holders of the Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Stock.

     8. Express Terms of the Series 12 Preferred Stock (Express Terms are Described as Adopted by Amendment on December 5, 1988)
          ----------------------------------------------------------------------

     There is hereby established a series of the Serial Preferred Stock to be known as Series 12 Preferred Stock to which all of the Express Terms of the Serial Preferred Stock set forth in 1 through 7 above as well as the following provisions shall be applicable:

     (a)  The designation of the series is Series 12 Preferred Stock;

     (b) The number of shares of the series, which number the Board of Directors may increase or decrease (but not below the number of shares then outstanding) is 480,000 shares;

     (c) The annual dividend rate of the series shall be in an amount per share (rounded to the nearest cent) equal to, but no more than, the greater of (x) $6.80 or (y) subject to the provision for adjustment thereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date (as defined in subparagraph (d) below), or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share or fraction of a share of Series 12 Preferred Stock (the "Original Issue Date"). In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 12 Preferred Stock are entitled (without giving effect to such event) under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     The Corporation shall declare a dividend or distribution on the Series 12 Preferred Stock as provided in the paragraph above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $6.80 per share on the Series 12 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The record date for any such dividend or distribution shall be the tenth Trading Day prior to the Quarterly Dividend Payment Date.

     (d) The dividends provided above shall be payable quarterly on January 1, April 1, July 1, and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date");

     (e) The Corporation, at the option of the Board of Directors, may at any time redeem all and may from time to time redeem any part of the outstanding shares of Series 12 Preferred Stock on any date fixed by the Board of Directors, upon notice given as hereinafter provided, by paying in cash for each share thereof to be redeemed an amount equal to the Market Price (as hereinafter defined) of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the date fixed for redemption, multiplied by one hundred (the "Multiplier"), plus, in each case, an amount equal to all dividends thereon accrued to the date fixed for redemption and unpaid whether or not earned or declared but without interest (such amounts being in this subparagraph
(e) sometimes referred to as the "redemption price"). In case of the redemption of a part only of the outstanding shares of Series 12 Preferred, the shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. Not less than thirty (30) nor more than ninety (90) days prior written notice shall be given by mail, first class postage prepaid, to the holders of record of the shares of Series 12 Preferred to be redeemed.

     On or after the date fixed for redemption and stated in such notice, the holder of each share of Series 12 Preferred Stock called for redemption shall surrender the certificate therefor at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price.

     If such notice of redemption shall have been duly given as provided above and if on the date fixed for redemption funds sufficient to redeem the shares called for redemption shall be irrevocably set aside for the payment thereof, then, notwithstanding that the certificate for any share of Series 12 Preferred Stock so called for redemption shall not have been surrendered, from and after such date the shares so called for redemption shall no longer be deemed to be outstanding and dividends thereon shall cease to accrue and all rights with respect to the shares so called for redemption, including rights, if any, to receive notices and to vote, shall forthwith on such date cease and determine, except only the right of the holders thereof to receive the redemption price without interest upon surrender of the certificates therefor; provided, however, that if such notice of redemption shall have been duly given as provided above and if on or prior to the date fixed for redemption there shall have been deposited with a bank or trust company having a capital and surplus of more than $5,000,000 named in such notice of redemption, in trust for the account of the holders of the shares so called for redemption, funds sufficient to redeem, on the date fixed for redemption, the shares called for redemption, then upon the making of such deposit in trust (although made prior to the date fixed for redemption), the shares so called and with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares, including rights, if any, to receive notices and to vote, shall forthwith cease and determine, except only the right of the holders thereof to receive, out of the funds so deposited in trust, forthwith and without awaiting the date fixed for redemption, the redemption price thereof, without interest, upon surrender of the certificates therefor, upon to but not after the close of business on the second business day prior to the date fixed for redemption of such shares. Any interest accrued on such funds shall belong to the Corporation and shall be paid to it from time to time. In case any shares called for redemption shall be converted after deposit of the redemption price thereof, the redemption price of the shares so converted shall be returned to the Corporation. Any other funds so deposited and unclaimed at the end of two years after the date fixed for redemption shall be repaid to the Corporation upon its request, and thereafter the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price, but without interest only from the Corporation.

     In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series 12 Preferred Stock were entitled (without giving effect to such event), shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     As used herein the term "Market Price" per share of the Common Stock on any date of determination shall mean the average of the daily closing prices per share of the Common Stock (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if the Company shall at any time
                     --------  -------
(i) declare a dividend on the Common Stock payable in Common Stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares in a reclassification of the Common Stock, and such event or an event of a type analogous to any such event shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date of determination. The closing price per share of the Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities elected by the Board of Directors of the Corporation; provided, however, that if
                                                      --------  -------
on any such date the Common Stock is not listed or admitted for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of the Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Corporation.

     As used herein, the term "Trading Day," when used with respect to the Common Stock, shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day (defined to mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.)

     (f) Except as otherwise provided herein, the holders of shares of this Series 12 Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     (g) In case the Corporation shall enter into any consolidation, merger combination, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series 12 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 12 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (h) Upon the liquidation, dissolution or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and amount equal to the greater of (x) $7,500 or (y) 100 times the aggregate per share amount received by the holders of Common Stock upon such liquidation, dissolution or winding up.

     (i) Series 12 Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series 12 Preferred Stock.

     9. Express Terms of the Series BB Preferred Stock (Express Terms are described as Adopted by Amendment on July 25, 1995)
          ----------------------------------------------------------------------

     There is hereby established a series of the Serial Preferred Stock to be known as Series BB Conversion Preferred Stock to which all of the Express Terms of the Serial Preferred Stock set forth in 1 through 7 above as well as the following provisions shall be applicable:

     I.  Designation and Number.  The designation of the series is Series BB
         ----------------------
Conversion Preferred Stock. The number of shares of the series, which number the Board of Directors may increase or decrease (but not below the number of shares then outstanding) is 38,772 shares.

     II.  Dividend Rate and Dividend Payment Dates.  The annual dividend rate of
          ----------------------------------------
the series shall be in an amount per share equal to, but no more than, $504.00. The dividends provided above shall accrue from the date of original issue of the Series BB Preferred Stock and be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 1995 (each such date being referred to herein as a "Dividend Payment Date"), to holders of record as they appear on the stock records of the Corporation at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends payable on the Series BB Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series BB Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

     III.  Conversion.
           ----------

     (a)  Mandatory Conversion.  Unless earlier converted at the option of the
          --------------------
holder in accordance with the provisions of paragraph (b), on October 1, 1998 (the "Mandatory Conversion Date"), each outstanding share of the Series BB Preferred Stock shall convert automatically (the "Automatic Conversion") into
(i) shares of authorized Common Stock (the "Common Stock") at the Exchange Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor. The Exchange Rate is equal to (a) if the Current Market Price is greater than or equal to $94.40 per share (the "Threshold Price"), 81.965 shares of Common Stock (the "Upper Exchange Rate"),
(b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, the number of shares of Common Stock having a value (determined at the Current Market Price) equal to 100 times the Initial Price (the "Middle Exchange Rate"), and (c) if the Current Market Price is less than or equal to the Initial Price, 100 shares of Common Stock (the "Lower Exchange Rate") per share of Series BB Preferred Stock, and is subject to adjustment as set forth in paragraph (c) below. Dividends on the shares of Series BB Preferred Stock shall cease to accrue and such shares of Series BB Preferred Stock shall cease to be outstanding on the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series BB Preferred Stock, and the Corporation may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series BB Preferred Stock, provided that the Corporation shall give the holders of the shares of Series BB Preferred Stock such notice of any such actions as the Corporation deems appropriate or is legally required and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date.
Amounts payable in cash in respect of the shares of Series BB Preferred Stock or in respect of such shares of Common Stock shall not bear interest.

     (b)  Optional Conversion.  Shares of Series BB Preferred Stock are convert-
          -------------------
ible, in whole or in part, at the option of the holders thereof ("Optional Conversion"), at any time after September 25, 1995 and prior to the Mandatory Conversion Date, into shares of Common Stock at a rate of 81.965 shares of Common Stock for each share of Series BB Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth below.

     Optional Conversion of shares of Series BB Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares), to the office of any transfer agent for the Series BB Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

     Holders of shares of Series BB Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such record date and prior to such Dividend Payment Date. However, shares of Series BB Preferred Stock surrendered for Optional Conversion after the close of business on a dividend payment record date and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of Series BB Preferred Stock, the Corporation shall make no payment or allowance for unpaid Preferred Dividends, whether or not in arrears, on such shares of Series BB Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

     (c)  Adjustments to the Exchange Rate and the Optional Conversion Rate.
          -----------------------------------------------------------------
The Exchange Rate and the Optional Conversion Rate shall each be subject to adjustment from time to time as provided below in this paragraph (c).

            (i) If the Corporation shall pay or make a dividend or other distribution with respect to its Common Stock in shares of Common Stock (including by way of reclassification of any shares of its Common Stock), the Exchange Rate and the Optional Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall each be increased by multiplying such Exchange Rate and Optional Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of shares of Common Stock constituting such dividend or other distribution, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

            (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exchange Rate and the Optional Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exchange Rate and the Optional Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately reduced, such increases or reductions, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iii) If the Corporation shall, after the date hereof, issue rights or warrants, in each case other than the Rights, to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Exchange Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Exchange Rate and the Optional Conversion Rate in effect on such record date, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Fair Market Value (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Fair Market Value). Shares of Common Stock owned by the Corporation or by another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate and the Optional Conversion Rate shall each be readjusted to the Exchange Rate and the Optional Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of the issuance of rights or warrants in respect of only the number of shares of Common Stock actually delivered.

            (iv) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness or other assets (including shares of capital stock of the Corporation other than Common Stock but excluding any cash dividends or any dividends or other distributions referred to in clauses (i) and
          (ii) above), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (iii) above), then in each such case the Exchange Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Exchange Rate and the Optional Conversion Rate in effect on the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be, by a fraction of which the numerator shall be the Fair Market Value per share of the Common Stock on such record date), and of which the denominator shall be such Fair Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be.

            (v) Any shares of Common Stock issuable in payment of a dividend or other distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or other distribution for purposes of calculating the number of outstanding shares of Common Stock under subparagraph (ii) above.

            (vi) Anything in this subsection III notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Exchange Rate and the Optional Conversion Rate, in addition to those required by this subsection III as the Corporation in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable.

            (vii) In any case in which this paragraph (c) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to paragraph (a) occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any shares of Series BB Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustment; and
          (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (g).

            (viii) For purposes hereof, an "adjustment in the Exchange Rate" means, and shall be implemented by, an adjustment of the nature and amount specified, effected in the manner specified, in each of the Upper Exchange Rate, the Middle Exchange Rate and the Lower Exchange Rate. If an adjustment is made to the Exchange Rate pursuant to this paragraph (c), an adjustment shall also be made to the Current Market Price solely to determine which of clauses (a), (b) or (c) of the definition of Exchange Rate in paragraph (a) will apply on the Mandatory Conversion Date. Such adjustment shall be made by multiplying the Current Market Price by a fraction of which the numerator shall be the Exchange Rate immediately after such adjustment pursuant to paragraph (c) and the denominator shall be the Exchange Rate immediately before such adjustment. All adjustments to the Exchange Rate and the Optional Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Exchange Rate or in the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Lower Exchange Rate; provided, however, any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exchange Rate and the Optional Conversion Rate shall be made successively.

            (ix) Before taking any action that would cause an adjustment increasing the Exchange Rate or the Optional Conversion Rate such that the conversion price (for purposes of this paragraph (c), an amount equal to the liquidation value per share of Series BB Preferred Stock divided by the Optional Conversion Rate, respectively, as in effect from time to time) would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the Optional Conversion Rate as so adjusted.

     (d)  Adjustment for Certain Consolidations or Mergers.  In case of any con-
          ------------------------------------------------
solidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of the Series BB Preferred Stock shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of the Series BB Preferred Stock might have been converted immediately prior to consummation of such transaction, and (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of the Series BB Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction; assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each nonelecting share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). The kind and amount of securities into which the shares of the Series BB Preferred Stock shall be convertible after consummation of such transaction shall be subject to adjustment as described in paragraph (c) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (e)  Notice of Adjustments.  Whenever the Exchange Rate and Optional Con-
          ---------------------
version Rate are adjusted as provided in paragraph (c), the Corporation shall:

            (i) Forthwith compute the adjusted Exchange Rate and Optional Conversion Rate and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or the Controller of the Corporation setting forth the adjusted Exchange Rate and Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be prima facie evidence of the correctness of the adjustment, and file such certificate forthwith with the Transfer Agent;

            (ii) Make a prompt public announcement stating that the Exchange Rate and Optional Conversion Rate have been adjusted and setting forth the adjusted Exchange Rate and Optional Conversion Rate; and

            (iii) Promptly mail a notice stating that the Exchange Rate and Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exchange Rate and Optional Conversion Rate, to the holders of record of the outstanding shares of the Series BB Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred but in any event within 45 days of the end of such fiscal quarter period.

     (f)  Notices of Proposed Actions.  In case, at any time while any of the
          ---------------------------
shares of Series BB Preferred Stock are outstanding,

            (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (other than in cash out of profits or surplus and other than the Rights), or

            (ii) the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants, or

            (iii) of any reclassification of the Common Stock (other than a Subdivision or combination thereof) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Corporation, then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series BB Preferred Stock, and shall cause to be mailed to the holders of shares of Series BB Preferred Stock at their last addresses as they shall appear on the stock register, as promptly as possible, but at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this paragraph (f) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

     (g)  No Fractional Shares.  No fractional shares of Common Stock shall be
          --------------------
issued upon the conversion of any shares of the Series BB Preferred Stock. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series BB Preferred Stock surrendered by the same holder upon Automatic Conversion or Optional Conversion, such holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined (A) as of the fifth Trading Day immediately preceding the Mandatory Conversion Date, in the case of Automatic Conversion or
(B) as of the second Trading immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder. If more than one share of Series BB Preferred Stock shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series BB Preferred Stock so surrendered.

     (h)  Treasury Shares.  For the purposes of this subsection III, the number
          ---------------
of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     (i)  Other Action.  If the Corporation shall take any action affecting the
          ------------
Common Stock, other than action described in this subsection III, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series BB Preferred stock, the Exchange Rate and/or the Optional Conversion Rate for the Series BB Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     (j)  Conversion.  The Corporation covenants that it will at all times
          ----------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series BB Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series BB Preferred Stock not theretofore converted. For purposes of this paragraph (j), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series BB Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the Series BB Preferred Stock shall be validly issued, fully paid and non-assessable.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series BB Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series BB Preferred stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (k)  Taxes.  The Corporation will pay any and all documentary stamp or
          -----
similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series BB Preferred Stock pursuant thereto; provided, however, that the
                                            --------  -------
Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series BB Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any of such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     IV.  Definition.  For purposes of the Series BB Preferred Stock, the
          ----------
following terms shall have the meanings indicated:

     "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

     "Initial Price" shall mean $77.375 per share of Common Stock.

     "Current Market Price" per share of the Common Stock shall mean the average Closing Price per share of the Common Stock of the Company on the 20 Trading Days immediately prior to, but not including, the Mandatory Conversion Date.

     "Closing Price" of a share of Common Stock on any date of determination shall mean the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such share on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if it is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if it is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of a share of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     "Fair Market Value" on any day shall mean the average of the daily Closing Prices of a share of Common Stock of the Company on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Closing Price.

     "Rights" shall mean the rights of the Corporation which are issuable under the Corporation's Stockholder Rights Plan adopted on February 10, 1988 and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plan adopted in replacement of the Corporation's Stockholder Rights Plan.

     "Trading Day" shall mean a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     "Transfer Agent" means National City Bank or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series BB Preferred Stock.

     V.  Liquidation, etc..  Upon the liquidation, dissolution or winding up of
         -----------------
the Corporation, whether voluntary or involuntary, the holders of the shares of this Series BB Preferred Stock shall be entitled to receive an amount equal to $77.375 per share, plus accrued and unpaid dividends thereon (whether or not earned or declared) at the date of final distribution to such holders.

     VI.  Issuance of Fractional Shares.  Series BB Preferred Stock may be
          -----------------------------
issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series BB Preferred Stock.

                                  Division B

                       Express Terms of the Common Stock

     The Common Stock shall be subject to the express terms of the Serial Preferred Stock. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

     FIFTH: No holders of any class of shares of the Corporation shall have any preemptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

     SIXTH: The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     SEVENTH: A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or other act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm in which such director or officer is a member, or any corporation of which such director or officer is a member, or any corporation of which such director or officer is a shareholder, director or officer, is in
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any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act;
and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

     EIGHTH: Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

     NINTH: No shareholder of the Corporation may cumulate such shareholder's voting power in the election of directors of the Corporation.

     TENTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation of the Corporation in the office of the Secretary of the State of Ohio.

     ELEVENTH: These Amended and Restated Articles of Incorporation shall supersede and take the place of the heretofore existing Amended Articles of Incorporation as amended of the Corporation.